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                                EXHIBIT 6(A)(3)

                                    FORM OF
                                AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                EQ FINANCIAL CONSULTANTS, INC./CLASS IA SHARES


            AMENDMENT No. 2 dated as of December ___, 1998 ("Amendment No. 2"), to the Distribution Agreement relating to the Class IA Shares dated as of April 14, 1997 ("Original Agreement") by and between EQ Advisors Trust ("Trust") and EQ Financial Consultants, Inc. ("EQ Financial").

            The Trust and EDI agree that:

            1. Duration of Agreement. With respect to each Portfolio specified in Schedule A to the Original Agreement, the Original Agreement will continue in effect until April 14, 1999 and thereafter will continue annually only so long as such continuance is specifically approved at least annually either by the (a) Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement or any policies on conflicts adopted by the Board of Trustees, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

               With respect to each new Portfolio specified in Schedule A to Amendment No. 1 to the Original Agreement, dated December 9, 1997, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of execution of that Amendment No. 1 unless such continuance is approved as specified above. Similarly, with respect to each new Portfolio specified in Schedule A to this Amendment No. 2 to the Original Agreement, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of the execution of this Amendment No. 2 unless such continuance is approved as specified above.

            2. Schedule A. Schedule A to the Original Agreement and to Amendment No. 1 to the Original Agreement is replaced in its entirety by Schedule A attached hereto.

            Except as modified and amended hereby, the Original Agreement and Amendment No. 1 to the Original Agreement are hereby ratified and confirmed in full force and effect in accordance with its terms.


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            IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment No. 2 as of the date first above set forth.


EQ ADVISORS TRUST                       EQ FINANCIAL CONSULTANTS,
                                          INC.


By:                                     By:
   ---------------------------------       ---------------------------------
    Peter D. Noris                          Michael S. Martin
    President and Trustee                   Chairman of the Board and
                                            Chief Executive Officer


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                                   SCHEDULE A
                                       TO
                                AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                                CLASS IA SHARES


                                 PORTFOLIOS OF
                               EO ADVISORS TRUST
                               -----------------

                              Original Portfolios
                              -------------------

                      T. Rowe Price International Stock
                      Portfolio T. Rowe Price Equity Income
                      Portfolio EQ/Putnarn Growth & Income
                      Value Portfolio EQ/Putnam
                      International Equity Portfolio
                      EQ/Putnam Investors Growth Portfolio
                      EQ/Putnam Balanced Portfolio MFS
                      Research Portfolio MFS Emerging Growth
                      Companies Portfolio Morgan Stanley
                      Emerging Markets Equity Portfolio
                      Warburg Pincus Small Company Value
                      Portfolio Merrill Lynch World Strategy
                      Portfolio Merrill Lynch Basic Value
                      Equity Portfolio

                      Amendment No. 1 Additions
                      -------------------------

                      Lazard Small Cap Value Portfolio
                      Lazard Large Cap Value Portfolio JPM
                      Core Bond Portfolio BT Small Company
                      Index Portfolio BT International
                      Equity Index Portfolio BT Equity 500
                      Index Portfolio

                      Amendment No. 2 Additions
                      -------------------------

                      Evergreen Foundation Portfolio
                      Evergreen Portfolio
                      MFS Growth with Income Portfolio